Exhibit 99.1

Pegasystems Announces Two-for-One Stock Split

And Post-Split Quarterly Cash Dividend

CAMBRIDGE, Mass. – March 10, 2014 – Pegasystems Inc. (NASDAQ: PEGA), powering the digital enterprise with Better Business Software™ that helps organizations engage customers, simplify operations, and adapt to change, today announced that its Board of Directors has approved a two-for-one (2:1) split of the company’s common stock.

Each stockholder of record at the close of business on March 20, 2014 will receive one additional share for each share held on the record date, with the distribution expected to occur on April 1, 2014. The company expects that its common stock will begin trading on a post-split basis on April 2, 2014.

The company is maintaining its current quarterly cash dividend program. The company announced that the Q2 2014 dividend will be paid on a post-split, adjusted basis of $0.015 per share on April 21, 2014 to shareholders of record on April 7, 2014.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “will”, “believe” and “expect” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made.

These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the company’s actual results to differ from those expressed in such forward-looking statements. Further information regarding these and other factors which could cause the company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the company’s views as of March 10, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the company’s view to change, the company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the company’s view as of any date subsequent to March 10, 2014.

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About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software™. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel

Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Press Contacts:

Brian Callahan	Christa Conte
Pegasystems Inc.	Hotwire PR
brian.callahan@pega.com	christa.conte@hotwirepr.com
(617) 866-6364	(646) 738-8962
Twitter: @pega

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